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                                  EXHIBIT 23.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We have issued our report dated February 7, 2001 accompanying the 2000 and 1999 consolidated financial statements included in the Annual Report of Segue Software, Inc. on Form 10-K for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statement of Segue Software, Inc. on Form S-8 (File No. 333-43216, effective August 7, 2000), and Form S-8 (File No. 333-39980, effective June 23, 2000).

/s/ Grant Thornton LLP

Boston, Massachusetts
March 27, 2001